Shareholder Meeting (Unaudited)

A joint special meeting of the Funds' shareholders was held on March 30, 1999, at which time the shareholders voted to approve changes to the Funds' fundamental investment policies and approved an amended and restated investment advisory contract, including a change in the fee structure. Shareholders elected the Board of Trustees and ratified the selection of Ernst & Young LLP as independent auditiors. The results of that meeting are presented below.


(In Thousands)

Proposal                 Trust/Fund           For   Against  Abstain

Elect Boh A. Dickey
		  Taxable Bond Trust              9720      505
              Tax-Exempt Bond Trust          33179     1204
              Money Market Trust           170,319    6,116
              Managed Bond Trust               625       12

Elect Barbara J. Dingfield
		  Taxable Bond Trust             9,687      538
              Tax-Exempt Bond Trust         33,206    1,177
              Money Market Trust           169,394    7,041
              Managed Bond Trust               625       12

Elect David F. Hill
		  Taxable Bond Trust             9,725      500
              Tax-Exempt Bond Trust         33,202    1,181
              Money Market Trust           170,290    6,145
              Managed Bond Trust               625       12

Elect Richard W. Hubbard
		  Taxable Bond Trust             9,710      515
              Tax-Exempt Bond Trust         33,205    1,178
              Money Market Trust           169,808    6,627
              Managed Bond Trust               625       12

Elect Richard E. Lundgren
	 	  Taxable Bond Trust             9,715      510
              Tax-Exempt Bond Trust         33,232    1,151
              Money Market Trust           169,870    6,565
              Managed Bond Trust               625       12

Elect Larry L. Pinnt
		  Taxable Bond Trust             9,716      509
              Tax-Exempt Bond Trust         33,224    1,159
              Money Market Trust           169,699    6,736
              Managed Bond Trust               625       12

Elect John W. Schneider
		  Taxable Bond Trust             9,717      508
              Tax-Exempt Bond Trust         33,202    1,182
              Money Market Trust           169,829    6,606
              Managed Bond Trust               625       12

Selection of Ernst & Young LLP
		  Taxable Bond Trust             9,790      147      287
              Tax-Exempt Bond Trust         33,312      470      601
              Money Market Trust           168,894    1,937    5,604
              Managed Bond Trust               624       12        1

Fundamental Investment Policies
		  Intmediate-Term U.S. Treasury  1,275       25       77
              GNMA Fund                      2,426      132      294
              High-Yield Bond Fund           4,389      275    1,333
              Managed Bond Fund                599       12       27
              Municipal Bond Fund           20,932    1,908    2,648
              California Tax-Free Muni       4,549      188      699
              Washington State Muni            394      260       47
              Intermediate-Term Muni           799      241       40
              Insured Municipal Bond Fund    1,317      208      153
              Money Market Fund            113,201    5,139    7,603
              Tax-Free Money Market Fund    46,632    1,920    1,940

Investment Advisory Contract
		  Intmediate-Term U.S. Treasury  1,214       84       79
              GNMA Fund                      2,401      151      299
              High-Yield Bond Fund           4,226      466    1,305
              Managed Bond Fund                594       18       25
              Municipal Bond Fund           19,449    3,305    2,734
              California Tax-Free Muni       4,406      254      776
              Washington State Muni            401      270       31
              Intermediate-Term Muni           770      251       59
              Insured Municipal Bond Fund    1,307      218      154
              Money Market Fund            110,460    7,606    7,877
              Tax-Free Money Market Fund    44,775    3,422    2,295